SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
October 29, 2004

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
First Amendment to Agreement and Plan of Merger

ITEM 2.01. Completion of Acquisition or Disposition of Assets

     On October 29, 2004, Alliance Data Systems Corporation (ADSC) and a wholly-owned subsidiary, ADS Alliance Data Systems, Inc. (ADSI), completed the acquisition, via merger, of The Relizon e-CRM Company (Relizon), including its wholly-owned subsidiary Epsilon Data Management, Inc. (Epsilon), from Relizon Holdings, LLC (Holdings). Pursuant to the Agreement and Plan of Merger, dated as of October 8, 2004, as amended as of October 29, 2004, by and among ADSC, ADSI, Everest Nivole, Inc., a wholly-owned subsidiary of ADSI (Everest), Relizon, and Holdings (Agreement and Plan of Merger), Everest was merged with and into Relizon, with Relizon being the surviving corporation and continuing as a wholly-owned subsidiary of ADSI. At the effective time of the merger, Relizon changed its name to “Epsilon Marketing Services, Inc.”

     The main operating subsidiary of Relizon is Epsilon, which has provided customer management and loyalty solutions for over 35 years. Epsilon utilizes database technologies and analytics to evaluate the value, growth and loyalty of its clients’ customers and assists clients in acquiring new customer relationships. Certain assets, liabilities, employees, contracts, licenses, franchises and permits relating to the operation of the billing solutions business of Relizon and its subsidiaries were excluded from the transactions contemplated by the Agreement and Plan of Merger (Excluded Business), and, immediately prior to the effective time of the merger, Relizon transferred the Excluded Business to The Relizon Company, a subsidiary of Holdings.

     The merger consideration consisted of approximately $310.0 million in cash. The base purchase price of $310.0 million was adjusted to $314.0 million based on pre-closing estimates of customary post-closing purchase price adjustments. The actual amount of the adjustments will be determined, in accordance with the provisions of the Agreement and Plan of Merger, after the closing. Approximately $2.0 million of the purchase price was placed into escrow pending calculation of the final closing date net working capital adjustment. Approximately $10.0 million of the purchase price was placed into escrow for a period of eighteen months to satisfy potential indemnification claims. ADSI paid the merger consideration from available funds on-hand and amounts available under credit facilities.

     The description of the Agreement and Plan of Merger set forth above is qualified in its entirety by reference to the Agreement and Plan of Merger that is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

ITEM 9.01. Financial Statements and Exhibits

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of October 8, 2004, by and among Alliance Data Systems Corporation, ADS Alliance Data Systems, Inc., Everest Nivole, Inc., The Relizon e-CRM Company and Relizon Holdings, LLC.

2.2	First Amendment to Agreement and Plan of Merger, dated as of October 29, 2004, by and among Alliance Data Systems Corporation, ADS Alliance Data Systems, Inc., Everest Nivole, Inc., The Relizon e-CRM Company and Relizon Holdings, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: October 29, 2004	By:	/s/ Edward J. Heffernan Edward J. Heffernan Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of October 8, 2004, by and among Alliance Data Systems Corporation, ADS Alliance Data Systems, Inc., Everest Nivole, Inc., The Relizon e-CRM Company and Relizon Holdings, LLC.

2.2	First Amendment to Agreement and Plan of Merger, dated as of October 29, 2004, by and among Alliance Data Systems Corporation, ADS Alliance Data Systems, Inc., Everest Nivole, Inc., The Relizon e-CRM Company and Relizon Holdings, LLC.

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